Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS FOR MATIV HOLDINGS, INC. (FORMERLY SCHWEITZER-MAUDUIT INTERNATIONAL, INC.)

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Mativ Holdings, Inc. (formerly Schweitzer-Mauduit International, Inc.) and the effectiveness of Mativ Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mativ Holdings, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Atlanta, GA

July 6, 2022